UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 3, 2019

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Montgomery Street, San Francisco, California 94104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On January 3, 2019, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”) elected Wayne M. Hewett to the Company’s Board, effective January 7, 2019. His election increases the size of the Company’s Board to 13 directors. Mr. Hewett is considered an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. He has been appointed to serve on the Board’s Human Resources Committee and Risk Committee.
Since the beginning of 2018, Mr. Hewett, certain of his immediate family members, and affiliated entities of certain of his immediate family members entered into loans, other extensions of credit and/or banking or financial services transactions in the ordinary course of business with the Company’s banking and other subsidiaries. All of these lending and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Hewett will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2018 proxy statement filed with the Securities and Exchange Commission on March 14, 2018. Under the non-employee director compensation program, he will automatically be granted a stock award on January 7, 2019, under the Company’s Long-Term Incentive Compensation Plan having a fair market value of approximately $60,000. The number of shares of Company common stock subject to the stock award will be determined by dividing the award value by the closing price of a share of Company common stock on January 7, 2019, rounded up to the nearest whole share. The stock award vests in full on the date of grant. Additional information regarding equity awards under the non-employee director compensation program and our director deferral program under the Wells Fargo & Company Directors Stock Compensation and Deferral Plan is included in Exhibits 10(n) and 10(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(b)     On January 3, 2019, Karen B. Peetz, a member of the Board, informed the Company that she will not stand for re-election and will retire as a director at the Company’s 2019 annual meeting of shareholders, which is scheduled to be held on April 23, 2019. The decision by Ms. Peetz to retire reflects her desire to devote more time to other commitments and activities, and it was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s news release announcing the election of Mr. Hewett as a director and the decision by Ms. Peetz to retire as a director at the Company’s 2019 annual meeting of shareholders is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description	Location

99.1	News Release dated January 7, 2019	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 7, 2019	WELLS FARGO & COMPANY

		By:	/s/ ANTHONY R. AUGLIERA
Anthony R. Augliera
Executive Vice President and Secretary

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